Old Point Records Profit for Fourth Quarter and the Year
• Deposits grow
• Net interest margin improves
• Fourth quarter 2010 net income up 19.4%

February 10, 2011 Hampton, VA                         Old Point Financial Corporation (Nasdaq "OPOF") posted a profit of $450 thousand, or $0.09 per diluted share, in the quarter that ended December 31, 2010, as compared to $377 thousand or $0.08 per diluted share in the fourth quarter of 2009, an increase of 19.4%.  Assets as of December 31, 2010 were $886.84 million, a decrease of $34.58 million, or 3.8%, over assets as of December 31, 2009.  Securities available-for-sale, consisting mainly of short term government agency securities, increased $32.32 million, or 18.6% when comparing year end 2010 to year end 2009.  Deposits grew by $16.71 million, or 2.5% when comparing those same time periods.  Additionally, the Bank paid off $30.00 million in Federal Home Loan Bank (FHLB) advances in 2010, reducing the advances from $65.00 million to $35.00 million.

For the twelve months ending December 31, 2010, earnings per diluted share were $0.31 and net income was $1.55 million compared to $0.34 and $1.68 million for 2009.  When comparing the year ending December 31, 2010 to the year ending December 31, 2009, net interest income before the provision for loan losses increased 13.0%, to $30.91 million.  The net interest margin grew by 19 basis points to 3.63% year end over year end.

“Despite the challenges of 2010, we recorded a profit for the fourth quarter and for the year as a whole,” said Robert F. Shuford, Chairman and President of Old Point Financial Corporation.  “We accomplished this even though we increased our provision for loan losses by $1.93 million over 2009.  That action was prudent due to the continued uncertain economy and the difficulties facing our borrowers.  It should also be noted that the allowance for loan loss increased $5.36 million over 2009.

“During 2010, Old Point introduced e-statements and Old Point Mobile Banking.  Also, we keep our focus on future growth, with the work on our new five-story headquarters in downtown Hampton.  Old Point’s new building is expected to be completed in 2012.  As part of the project and in honor of the City of Hampton’s 400th anniversary, an archaeological team commissioned by Old Point completed a dig at the site where the headquarters will rise and made significant discoveries dating back to the 1750s.  Thousands of members of the public visited the dig location during the 2010 Blackbeard Pirate Festival, for which Old Point was the presenting sponsor.”

Other items of note for the fourth quarter 2010:

Non-performing Assets (NPAs) as of December 31, 2010 were $34.04 million, up from $15.41 on December 31, 2009.
Allowance for Loan and Lease Losses (ALLL) on December 31, 2010 was 2.25% of total loans; as of December 31, 2009, that measure was 1.24%.  The Company has continued building the ALLL throughout 2010.
Net loans charged off/provision for loan losses: For the year ended December 31, 2010, net loans charged off total $3.44 million, compared to $5.42 million during the twelve months ended December 31, 2009.  The provision for loan losses in the fourth quarter 2010 of $1.30 million represents a $575 thousand reduction to the provision over the fourth quarter of 2009.
Net interest margin (NIM) for the twelve months ended December 31, 2010 was 3.63% as compared to 3.44% the same period ended December 31, 2009.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  These forward-looking statements are based on the beliefs of the corporation's management, as well as estimates and assumptions made by, and information currently available to, the corporation's management.  These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate.  Actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: interest rates; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the corporation’s market area; technology; reliance on third parties for key services; the real estate market; the corporation’s expansion initiatives; accounting principles, policies and guidelines; and other factors detailed in the corporation's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2009. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 21 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Erin Black Old Point National Bank at 757- 728-1792.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheet
(dollars in thousands, except share data)	December 31,	December 31,
	2010	2009
	(unaudited)
Assets

Cash and due from banks	$15,603	$13,224
Federal funds sold	12,828	34,412
Cash and cash equivalents	28,431	47,636
Securities available-for-sale, at fair value	206,092	173,775
Securities held-to-maturity
(fair value approximates $1,957 and $2,233)	1,952	2,212
Restricted securities	4,320	4,815
Loans, net of allowance for loan losses of $13,228 and $7,864	573,391	627,378
Premises and equipment, net	29,616	30,397
Bank owned life insurance	18,020	16,291
Foreclosed assets, net of valuation allowance of $2,124 and $860	11,448	7,623
Other assets	13,572	11,295
	$886,842	$921,422

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$129,208	$111,637
Savings deposits	225,210	205,648
Time deposits	324,796	345,217
Total deposits	679,214	662,502
Federal funds purchased and other borrowings	731	1,019
Overnight repurchase agreements	50,757	49,560
Term repurchase agreements	38,959	59,859
Federal Home Loan Bank advances	35,000	65,000
Accrued expenses and other liabilities	1,229	1,874
Total liabilities	805,890	839,814

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized;
4,936,989 and 4,916,535 shares issued	24,685	24,583
Additional paid-in capital	16,026	15,769
Retained earnings	42,810	42,519
Accumulated other comprehensive loss	(2,569)	(1,263)
Total stockholders' equity	80,952	81,608
	$886,842	$921,422

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income
(dollars in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Interest and Dividend Income:
Interest and fees on loans	$9,099	$9,636	$37,081	$38,103
Interest on federal funds sold	10	21	75	54
Interest on securities:
Taxable	912	613	3,419	2,566
Tax-exempt	47	104	268	538
Dividends and interest on all other securities	13	47	47	421
Total interest and dividend income	10,081	10,421	40,890	41,682

Interest Expense:
Interest on savings and interest-bearing demand deposits	111	82	413	361
Interest on time deposits	1,454	2,175	6,624	9,951
Interest on federal funds purchased, securities sold under
agreements to repurchase and other borrowings	75	174	545	566
Interest on Federal Home Loan Bank advances	430	848	2,400	3,445
Total interest expense	2,070	3,279	9,982	14,323
Net interest income	8,011	7,142	30,908	27,359
Provision for loan losses	1,300	1,875	8,800	6,875
Net interest income, after provision for loan losses	6,711	5,267	22,108	20,484

Noninterest Income:
Income from fiduciary activities	754	757	3,074	2,987
Service charges on deposit accounts	1,096	1,358	4,760	5,473
Other service charges, commissions and fees	682	613	2,846	2,511
Income from bank owned life insurance	157	405	972	956
Gain on available-for-sale securities, net	0	290	541	290
Other operating income	135	119	446	397
Total noninterest income	2,824	3,542	12,639	12,614

Noninterest Expense:
Salaries and employee benefits	4,604	4,504	18,296	17,781
Occupancy and equipment	1,019	1,055	4,254	4,128
FDIC insurance	315	513	1,365	1,630
Data processing	330	278	1,248	1,089
Customer development	183	188	839	798
Advertising	126	106	654	619
Loan expenses	149	174	630	648
Other outside service fees	264	90	621	354
Employee professional development	112	108	491	500
Postage and courier expenses	118	152	511	550
Legal and audit expenses	309	140	874	479
Loss (gain) on write-down/sale of foreclosed assets	1,012	622	1,442	680
Other	402	534	1,826	1,949
Total noninterest expenses	8,943	8,464	33,051	31,205
Income before income taxes	592	345	1,696	1,893
Income tax expense (benefit)	142	(32)	149	211
Net income	$450	$377	$1,547	$1,682

Basic Earnings per Share:
Average shares outstanding	4,937	4,909	4,928	4,908
Net income per share of common stock	$0.09	$0.08	$0.31	$0.34

Diluted Earnings per Share:
Average shares outstanding	4,937	4,929	4,932	4,935
Net income per share of common stock	$0.09	$0.08	$0.31	$0.34

Cash Dividends Declared	$0.05	$0.10	$0.25	$0.47

Old Point Financial Corporation and Subsidiaries
Selected Ratios	December 31,	December 31,
	2010	2009
Net Interest Margin	3.63%	3.44%
NPAs/Total Assets	3.84%	1.67%
Annualized Net Charge Offs/Total Loans	0.59%	0.85%
Allowance for Loan Losses/Total Loans	2.25%	1.24%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual Loans	$20,881	$4,917
Loans> 90 days past due, but still accruing interest	73	389
Restructured Loans	1,639	2,480
Foreclosed Assets	11,448	7,623
Total Non-Performing Assets	$34,041	$15,409

Loans Charged Off (net of recoveries) (in thousands)	$3,436	$5,417